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                                                                      EXHIBIT 23


                   INDEPENDENT AUDITORS' CONSENT AND REPORT ON
                        SUPPLEMENTARY FINANCIAL SCHEDULE



The Stockholders and Board of Directors
Beckman Coulter, Inc.:

The audits referred to in our report dated January 25, 2001 included the related financial statement schedule as of December 31, 2000 and for each of the years in the three-year period ended December 31, 2000. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the registration statements (No. 333-02317) on Form S-3 and (Nos. 333-24851, 333-37429, 33-31573, 33-41519,
33-51506, 33-66990, 33-66988, 333-69291, 333-59099, 333-69249 and 333-69251) on
Form S-8 of Beckman Coulter, Inc. of our report dated January 25, 2001, relating to the consolidated balance sheets of Beckman Coulter, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Beckman Coulter, Inc.



                                                   KPMG LLP


Orange County, California
March 12, 2001